                          SUMMARY APPRAISAL REPORT OF
                            THE QUAIL RUN APARTMENTS


                          Located at 3509 Lake Avenue
                        City of Columbia, South Carolina


SUBMITTED TO:                  Mr. Jim Duey
                               Financial Analyst
                               Insignia Financial Group Corporation
                               One Insignia Financial Plaza
                               P.O.Box 1089
                               Greenville, South Carolina 29602


EFFECTIVE DATE OF APPRAISAL:   November 19, 1997


DATE OF REPORT:                December 5, 1997


PREPARED BY:                   KOEPPEL TENER REAL ESTATE
                                 SERVICES, INC.
                               5477 Glen Lakes Drive, Suite 202
                               Dallas, Texas 75231
                               Tax I.D.#13-3489544

                                                                December 5, 1997

Mr. Jim Duey
Financial Analyst
Insignia Financial Group Corporation
One Insignia Financial Plaza
P.O.Box 1089
Greenville, South Carolina 29602


Reference:  Quail Run Apartments
            3509 Lake Avenue
            Columbia, South Carolina


Dear Mr. Duey:


In compliance with your request, we have inspected and appraised the above captioned property as of November 19, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.


Briefly described, the subject property consists of approximately 34.45 acres of land improved with a 332 unit apartment project. The improvements, which were constructed in 1972, contain 410,848 net rentable square feet. Additional improvements include a management/leasing office, two tennis courts, two swimming pools, a combination office/second clubhouse, paved surface parking and walkways, and landscaping.


The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value.


This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated September 14, 1995 and has an effective date of value of September 5, 1995 (referred to hereafter as the "September 14 Report"). Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

                                                                December 5, 1997
                                                                          Page 2


Insignia Financial Group, Inc.


The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.


Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of November 19, 1997 is:


                 TWELVE MILLION SEVEN HUNDRED THOUSANDS DOLLARS
                                 ($12,700,000)


It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.


Sincerely,


KOEPPEL TENER REAL ESTATE SERVICES, INC.


By: /s/ Steven J. Goldberg                     By: /s/ David E. Dodd
   --------------------------                     --------------------------
   Steven J. Goldberg, MAI                        David E. Dodd
   Senior Vice President                          Senior Appraiser

                          SUMMARY APPRAISAL REPORT OF
                           THE BAYMEADOWS APARTMENTS


                     7915 Baymeadows Circle East, City of
                      Jacksonville, Duval County, Florida


SUBMITTED TO:                  Mr. Jim Duey
                               Insignia Properties Trust
                               One Insignia Financial Plaza
                               P.O.Box 1089
                               Greenville, South Carolina 29602


EFFECTIVE DATE OF APPRAISAL:   November 24, 1997


DATE OF REPORT:                December 12, 1997


PREPARED BY:                   KOEPPEL TENER REAL ESTATE
                                 SERVICES, INC.
                               150 South Wacker Drive, Suite 2430
                               Chicago, Illinois 60606

                                                               December 12, 1997


Mr. Jim Duey
Insignia Properties Trust
One Insignia Financial Plaza
P.O.Box 1089
Greenville, South Carolina 29602


Reference:  Baymeadows Apartments
            7915 Baymeadows Circle East
            Jacksonville, Duval County, Florida


Dear Mr. Duey:


In compliance with your request, we have prepared an appraisal on the above referenced property. The purpose of the appraisal is to estimate the Market Value of the Fee Simple Estate of the subject property as of the date of inspection, November 24, 1997.


Briefly described, the subject property consists of approximately 94.23 acres of land improved with a 904 unit apartment project. The improvements, which were constructed in four phases form 1969-1974, contain 1,084,096 net rentable square feet. Additional improvements include a management/leasing center, fifteen tennis courts, two racquetball courts, fitness center, eight swimming pools, softball field, outdoor basketball court, three clubhouses, paved surface parking and walkways, and landscaping.


The scope of the assignment consisted of a Complete Appraisal and included an inspection of the subject property and an analysis of the surrounding market. The Sales Comparison and Income Capitalization Approaches have been employed in the valuation of the subject property. Due to the income producing nature of the subject property, the Income Approach has been accorded most significance in the appraisal process.


The analysis, opinions, assumptions and conclusions were prepared by the undersigned and are contained within the attached Summary Appraisal Report. This report presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm.

                                                               December 12, 1997
                                                                          Page 2


Mr. Jim Duey
Insignia Properties Trust


Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.


Special attention must be given to the Appraisal Assumptions and Limiting Conditions section of the report which further identify the scope and use of this appraisal. The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.


Based upon the data, analyses and conclusions contained within this appraisal report, it is our opinion that the Market Value of the Fee Simple Estate of the subject property, as of November 24, 1997 is:


                           THIRTY TWO MILLION DOLLARS
                                 ($32,000,000)


It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.


Sincerely,


KOEPPEL TENER REAL ESTATE SERVICES, INC.


By: /s/ Steven J. Goldberg                    By: /s/ Joseph Cicero
   -----------------------------                 -----------------------------
   Steven J. Goldberg, MAI                       Joseph Cicero, MAI
   Senior Vice President                         Senior Appraiser


By: /s/ Padraig O'Shea
   -----------------------------
   Padraig O'Shea
   Senior Analyst

                           SUMMARY APPRAISAL REPORT
                               OF THE COUNTRYWOOD
                               VILLAGE APARTMENTS


                      4803 New Hope Road, City of Raleigh,
                          Wake County, North Carolina


SUBMITTED TO:                  Mr. Jim Duey
                               Financial Analyst
                               Insignia Properties Trust
                               One Insignia Financial Plaza
                               P.O.Box 1089
                               Greenville, South Carolina 29602


EFFECTIVE DATE OF APPRAISAL:   December 9, 1997


DATE OF REPORT:                December 15, 1997


PREPARED BY:                   KOEPPEL TENER REAL ESTATE
                                 SERVICES, INC.
                               5477 Glen Lakes Drive, Suite 202
                               Dallas, Texas 75231

                                                               December 15, 1997


Mr. Jim Duey
Financial Analyst
Insignia Properties Trust
One Insignia Financial Plaza
P. O. Box 1089
Greenville, South Carolina 29602

Reference: Countrywood Village Apartments
           4803 New Hope Road
           City of Raleigh, Wake County, North Carolina


Dear Mr. Duey:

In accordance with your request, we have prepared an appraisal on the above referenced property. The purpose of this report is to estimate the Market Value of the Fee Simple Estate of the subject as of the date of inspection, December 9, 1997.

     Briefly described, the subject property consists of approximately 39.5 acres of land improved with 39 garden style apartment buildings containing 384 units. The improvements, which were reportedly constructed in 1973, contain 378,568 net rentable square feet. Additional improvements include a management office/clubhouse, two swimming pools, tennis courts, laundry facilities, playground area, pitching fairway, asphalt paved parking area, concrete paved walkways, and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value.

     This Summary Appraisal Report updates other appraisal reports previously prepared on the subject property by this firm, copies of which you maintain in your files. Detailed information not contained within this report may be available within the aforementioned appraisals or has been retained within the appraisers' file.

     The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

                                                               December 15, 1997
                                                                          Page 2


Mr. Jim Duey
Insignia Properties Trust

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 9, 1997 is:


                FOURTEEN MILLION THREE HUNDRED THOUSAND DOLLARS
                                 ($14,300,000)


It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.


Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

By: /s/ Steven J. Goldberg                      By: /s/ John J. Fisher
   ---------------------------                     ---------------------------
   Steven J. Goldberg, MAI                         John J. Fisher
   Senior Vice President                           Senior Appraiser